Exhibit 10.1

SECURITIES PURCHASED PURSUANT TO THE SUBSCRIPTION AGREEMENT SET FORTH BELOW HAVE NOT BEEN REGISTERED UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS (THE “STATE SECURITIES ACTS,” AND COLLECTIVELY WITH THE SECURITIES ACT, THE “ACTS”), AND CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SECURITIES ARE REGISTERED UNDER SUCH ACTS OR UNLESS, IN THE OPINION OF LEGAL COUNSEL, AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. BECAUSE THE SECURITIES ARE NOT REGISTERED UNDER THE ACTS, SUBSCRIBERS MUST BEAR THE ECONOMIC RISK OF INVESTMENT IN SUCH SECURITIES FOR AN INDEFINITE PERIOD OF TIME. CERTIFICATES REPRESENTING SUCH SECURITIES WILL BEAR A LEGEND BRIEFLY DESCRIBING THE RESTRICTIONS WITH RESPECT TO THE TRANSFER THEREOF AND A STOP TRANSFER ORDER WITH RESPECT TO SUCH SECURITIES WILL BE PLACED WITH THE COMPANY’S TRANSFER AGENT (OR NOTED IN THE COMPANY’S RECORDS) BEFORE CERTIFICATES REPRESENTING ANY SECURITIES SUBSCRIBED FOR WILL BE ISSUED.

PRIVATE SALE OF COMMON STOCK AND STOCK WARRANT
SUBSCRIPTION AGREEMENT

To Guided Therapeutics, Inc., a corporation organized and incorporated under the laws of the State of Delaware (the “Company”):

The undersigned (“Purchaser”) hereby irrevocably and unconditionally subscribes for ----------------- shares (the “Subscription Shares”) of the Company’s common stock, par value $.001 per share (the “Common Stock”), for a per share consideration of Eighty-Four Cents ($0.84), and an aggregate consideration of ---------------(the “Aggregate Consideration”), to be issued on a Business Day selected by the Company, no later than four (4) Business Days succeeding the Acceptance Date (as defined in Section 4 below) (such date of issuance, the “Closing”). As used herein, “Business Day” has the meaning ascribed to same in the form of Warrant referenced below.

In addition, the Company shall issue Purchaser a warrant (the “Warrant”), in the form previously provided to Purchaser by the Company, to purchase -------------) shares of Common Stock at an exercise price per share equal to $1.05 (the “Exercise Price”).

Information concerning Purchaser is set forth immediately below:

Purchaser Name:

1.                  Purchaser hereby represents, warrants, acknowledges and agrees as follows, as of the date hereof and as of the Closing:

(a)                Purchaser confirms that the Subscription Shares and the Warrant to be received by it will be acquired for investment for Purchaser’s own account, not as a nominee or agent for any other person, and not with a view to the resale or distribution of any part thereof within the meaning of the Securities Act, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. If not an individual, Purchaser also represents that it has not been formed for the specific purpose of acquiring the Stock and the Warrant to be acquired hereby. By executing this Subscription Agreement, Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Subscription Shares or the Warrant.

(b)               Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D, promulgated under the Securities Act and as presently in effect.

(c)                At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Subscription Shares or the Warrant.

(d)               Purchaser has had the opportunity to review this Subscription Agreement, the form of the Warrant, filings by the Company with the Securities and Exchange Commission (the “SEC”) (including the Company’s annual report on Form 10-K for the year ended December 31, 2010 and subsequent periodic reports), and all documents and information that the undersigned has reasonably requested concerning its investment and the Company. Purchaser has had the opportunity to ask questions of the Company’s management regarding the Company’s business, management and financial affairs, and the terms of this transaction, which questions were answered to Purchaser’s satisfaction.

(e)                Purchaser acknowledges that the purchase of the Subscription Shares and the Warrant involves substantial risk and that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Common Stock and the Warrant.

(f)                Purchaser acknowledges that it has, independently and without reliance upon the Company or any other person, and based on such information as Purchaser has deemed appropriate, made its own investment analysis and decision to enter into this Subscription Agreement.

(g)               Purchaser understands that the Subscription Shares and the Warrant acquired hereby, and shares of Common Stock acquired upon exercise of the Warrant, will be characterized as “restricted securities” under the Securities Act and that, as such, may be resold without registration under the Securities Act only pursuant to, in the opinion of counsel, an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Purchaser also understands that there is no assurance that any exemption from the registration requirements of the Securities Act will be available with respect to any transfer of any such securities by Purchaser and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of such securities under the circumstances, in the amounts or at the times the undersigned might propose.

(h)               Purchaser understands that the Company will be relying on the representations made in this Section 1. In connection with the Closing, Purchaser agrees to execute and deliver such additional documents as the Company may reasonably request.

(i)                 Purchaser shall, simultaneously with the Closing, exercise that certain Warrant, dated September 10, 2010, for 246,914 shares of Common Stock. Purchaser shall, in connection with such exercise, tender to the Company, in immediately available funds, the full Warrant Price (as defined in the Warrant Agreement governing such Warrant).

2.                  By accepting this Subscription Agreement and the subscription made hereunder, the Company agrees as follows:

(a)                The Company shall make such filings, notices or registrations as are required under Regulation D of the Securities Act and applicable state securities laws, within the time periods set forth in the Securities Act and those laws, and shall, upon request, provide copies thereof promptly to Purchaser.

(b)               Neither the Company nor anyone acting on its behalf shall offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a manner that would cause the offer and sale of the Subscription Shares and the Warrant to Purchaser to fail to be entitled to the exemption afforded by Rule 506 of Regulation D, or under Section 4(2) of the Securities Act.

(c)                The proceeds to the Company from the issuance and sale of the Subscription Shares and the exercise of the Warrant shall be used for the following purposes:

(i)                 to prepare for manufacturing and initial international launch of the Company’s cervical cancer detection device; and

(ii)               other related corporate purposes as may be authorized by the Company’s Board of Directors from time to time, and general working capital uses.

(d)               The Company shall continue to reserve from its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit exercise of the Warrant.

(e)                With a view to making available to Purchaser the benefits of certain rules and regulations of the SEC that may permit the sale of the Subscription Shares, the Warrant and the shares of Common Stock issuable upon exercise of the Warrant to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(i)                 make and keep public information available, as those terms are understood and defined in Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the Closing;

(ii)               file with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(iii)             for no less than one year following the Closing, not terminate the Company’s status as an issuer required to file reports under the Exchange Act, even if the Exchange Act or the rules and regulations promulgated thereunder would permit such termination (provided, however, that the foregoing shall terminate and be of no further force and effect in the event of the acquisition of the Company or substantially all of its assets); and

(iv)             so long as Purchaser owns any such securities, furnish to Purchaser promptly upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as Purchaser may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

(f)                The Company shall indemnify and hold harmless Purchaser and its affiliates, officers, directors, partners, members and employees, as applicable (each, an “Indemnified Party”), from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in permitted settlements, court costs and reasonable attorneys’ fees of one counsel and reasonable costs of investigation that any such Indemnified Party actually suffers or incurs as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Subscription Agreement or the Company’s Certificate provided for in Section 3(a) below, or (ii) any action instituted against an Indemnified Party in any capacity, by any stockholder of the Company who is not an Indemnified Party or an affiliate of an Indemnified Party, with respect to any of the transactions contemplated by this Subscription Agreement. Notwithstanding the foregoing, the Company shall not be liable to any Indemnified Party under this Subscription Agreement to the extent that a loss, claim, damage or liability is attributable to Purchaser’s breach of any of the representations, warranties, covenants or agreements made by Purchaser in this Subscription Agreement, and in no event shall the Company be required to indemnify and hold harmless any Indemnified Parties for any losses pursuant to this Section 2(f) in a cumulative aggregate amount exceeding the Aggregate Consideration unless it is determined by a court of competent jurisdiction that such losses resulted from the fraud or bad faith of the Company.

3.                  Purchaser’s obligations hereunder are subject to the following conditions:

(a)                The Company shall have delivered to Purchaser a duly executed certificate, in substantially the form set forth as Exhibit A (the “Company’s Certificate”), and the representations and warranties set forth on the Company’s Certificate shall be true and correct as of the Closing.

(b)               All covenants contained in this Subscription Agreement to be performed by the Company on or prior to the Closing shall have been performed or complied with in all material respects.

(c)                Against payment therefor by Purchaser and Purchaser’s compliance with each of its obligations hereunder, the Company shall have delivered the Subscription Shares and the Warrant.

4.                  Purchaser’s obligations hereunder to acquire the Subscription Shares and the Warrant shall expire on November 14, 2011, unless this Subscription Agreement is accepted by the Company prior to that time. The date on which the Company accepts this Subscription Agreement, and the subscription made hereunder, as evidenced by the Company’s signature below, is herein referred to as the “Acceptance Date.”

5.                  5. Purchaser understands and acknowledges that the subscription provided for herein is contingent upon the acceptance of this Subscription Agreement by the Company and Purchaser’s compliance with each of its obligations hereunder. Each party hereto shall use its best efforts to do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

6.                  This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles of conflicts of law.

7.                  This Subscription Agreement shall be binding upon the parties and their permitted successors and assigns and may be amended or terminated only by a writing signed by the parties hereto.

8.                  Subject to the applicable statute of limitations, the representations, warranties and covenants contained herein and in the Company’s Certificate shall survive the Closing and the delivery of the Subscription Shares.

9.                  Neither party may assign any of its rights or delegate any of its obligations under this Subscription Agreement without the prior written consent of the other party hereto and any such purported assignment shall be null and void ab initio. Nothing in this Subscription Agreement will be construed to give any third party any legal or equitable right, remedy or claim under or with respect to this Subscription Agreement, except such rights as shall inure to a permitted assignee pursuant to this Section 9.

10.              This Subscription Agreement may be signed in any number of counterparts, all of which shall be considered to be one and the same agreement.

[signature page follows]

Executed this _____ day of November, 2011.

Yours very truly,

By: __________________________________________
Name:
Title:

ACCEPTED:

GUIDED THERAPEUTICS, INC.

By:	_____________________________________
Name:	Mark L. Faupel
Title:	Chief Executive Officer

DATE:	______________________________, 2011

[signature page to subscription agreement]